UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2009

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;

(a)	On August 25, 2009 Transcend Services, Inc (“Transcend”) entered into a definitive stock purchase agreement to purchase from Dorothy K. Fitzgerald, all issued and outstanding shares of common stock of Medical Dictation Services Inc. (“MDI”). The transaction is expected to close on or about August 31, 2009.

Transcend will purchase MDI’s stock to capitalize on the potential for the acquired business to grow, leverage Transcend’s fixed overhead costs across a larger revenue base and increase its presence in the mid-Atlantic region of the United States. Under the terms of the stock purchase agreement, Transcend will pay $16,210,000, subject to certain adjustments, to acquire all issued and outstanding shares of MDI common stock. Payment of the purchase price will be made as follows: (a) $10.2 million in cash payable at closing less any existing indebtedness assumed and plus or minus certain working capital and tax-related adjustments as defined in the stock purchase agreement; (b) $2.0 million in cash payable within 30 days after receipt of interim financial statements and audited financial statements for the last two fiscal years; (c) a $2.0 million promissory note payable to the selling shareholder; and (d) $2.0 million of Transcend common stock (119,940 shares). The promissory note will accrue simple interest at a rate of 5% per annum and will become due one year following the closing date. Transcend currently expects the transaction to have no impact on its internal earnings per share projections in the third quarter of 2009 and to be slightly accretive to those projections for the remainder of 2009.

The stock purchase agreement contains customary representations, warranties, covenants, indemnification provisions and closing conditions. The Company has also agreed to enter into a registration rights agreement providing Ms. Fitzgerald with “piggyback” registration rights.

Transcend expects to allocate the purchase price between goodwill, customer relationships, covenants not to compete, property and equipment and working capital. Transcend will include the results of MDI’s operations in its financial statements from the close date forward.

The Company expects to finance the purchase price for MDI using a combination of cash on hand and up to $7.0 million in bank term debt. The Company expects to enter into a new credit facility with a $7.0 million senior secured term loan, and a revolving credit facility of up to $5.0 million, which may be further increased by $3.0 million in the sole discretion of the lender. There can be no assurance that the Company will successfully consummate the loan transaction, and if it is consummated, the amounts and terms may be different than those anticipated by the Company.

A copy of the stock purchase agreement is filed as Exhibit 2.0 to this Current Report on Form 8-K and is incorporated herein by reference.

This Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the Company’s expectations, anticipations or beliefs about future events, including the anticipated acquisition of MDI, a new credit facility, the impact of the MDI acquisition and facility upon our operating results, financial condition, liquidity, expenditures, and compliance with legal and regulatory requirements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to, the final terms of the MDI acquisition and the new credit facility, if any, the performance of MDI once it has been acquired, including the impact on MDI and the Company of competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s services, business conditions in the health care market, general economic conditions, the difficulties inherent in integrating an acquisition, and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission (“SEC”) from time to time. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. Our SEC filings are available from us, and also may be examined at public reference facilities maintained by the SEC or, to the extent filed via EDGAR, accessed through the website of the SEC (http://www.sec.gov). In addition, factors that we are not currently aware of could harm our future operating results and financial condition. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Form 8-K. The Company undertakes no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this filing, except as required by law.

Item 7.01.	Regulation FD Disclosure

A copy of the press release dated August 26, 2009 announcing the acquisition of MDI is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description

2.0(1)	Stock Purchase Agreement by and among Transcend Services, Inc. and Dorothy K. Fitzgerald dated August 25, 2009.

99.1	Press release of Transcend Services, Inc. dated August 26, 2009.

(1)	In accordance with Item 601 of Regulation S-K, the schedules to this agreement have not been filed. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

The stock purchase agreement identified in this report as an exhibit is between the parties to it, and is not for the benefit of any other person. The agreement speaks as of its date, and the Company does not undertake to update it, unless otherwise required by the terms of the agreement or by law. As permitted, the Company has omitted some disclosure schedules because the Company has concluded that they do not contain information that is material to an investment decision and is not otherwise disclosed in the agreement or this report. Omitted schedules may nevertheless affect the related agreement. The agreement, including the Company’s representations, warranties, and covenants, and that of the other party thereto, is subject to qualifications and limitations agreed to by the parties and may be subject to a contractual standard of materiality, and remedies, different from those generally applicable or available to investors and may reflect an allocation of risk between or among the parties to them. Accordingly, the representations, warranties and covenants of the Company and the other party contained in the agreement may not constitute strict representation of factual matters or absolute promises of performance. Moreover, the agreement may be subject to differing interpretations by the parties, and a party may, in accordance with the agreement or otherwise, waive or modify the representations, warranties, or covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: August 28, 2009	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)